September 2024

Preliminary Pricing Supplement No. 4,009
Registration Statement Nos. 333-275587; 333-275587-01
Dated September 20, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Buffered Participation Securities Based on the Value of the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust due March 27, 2026

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered Participation Securities, or “Buffered Securities,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered Securities will pay no interest, provide a minimum payment at maturity of only 15% of the stated principal amount and have the terms described in the accompanying product supplement for participation securities, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered Securities will be based on the value of the worst performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust, which we refer to as the underlying shares. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the worst performing underlying shares, subject to the maximum payment at maturity. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to 85% of its respective initial share price, meaning that neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 15%, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying shares is less than 85% of its respective initial share price, meaning that either of the underlying shares has decreased from its respective initial share price by an amount greater than the buffer amount of 15%, investors will lose 1% for every 1% decline in the worst performing underlying shares beyond the specified buffer amount, subject to the minimum payment at maturity of 15% of the stated principal amount. Investors may lose up to 85% of the stated principal amount of the Buffered Securities. Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlying shares have appreciated or have not declined as much. The Buffered Securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying shares and forgo current income and upside returns above the maximum payment at maturity in exchange for the buffer feature that applies to a limited range of performance of the worst performing underlying shares. The Buffered Securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	March 27, 2026
Underlying shares:	Invesco QQQ TrustSM, Series 1 (the “QQQ Shares”) and SPDR® S&P 500® ETF Trust (the “SPY Shares”)
Aggregate principal amount:	$
Payment at maturity:	If the final share price of each of the underlying shares is greater than its respective initial share price,
$1,000 + ($1,000 × share percent change of the worst performing underlying shares) In no event will the payment at maturity exceed the maximum payment at maturity.

If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to 85% of its respective initial share price, meaning that neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 15%,

$1,000

If the final share price of either of the underlying shares is less than 85% of its initial share price, meaning that either of the underlying shares has decreased from its respective initial share price by an amount greater than the buffer amount of 15%,

($1,000 × share performance factor of the worst performing underlying shares) + $150

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered Securities pay less than $150 per Buffered Security at maturity

Share percent change:	With respect to each of the underlying shares, (final share price – initial share price) / initial share price
Worst performing underlying shares:	The underlying shares with the lesser share percent change
Share performance factor:	With respect to each of the underlying shares, final share price / initial share price
Initial share price:

With respect to the QQQ Shares, $ , which is the closing price of such underlying shares on the pricing date

With respect to the SPY Shares, $ , which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the valuation date times the adjustment factor of such underlying shares on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Valuation date:	March 24, 2026, subject to adjustment for non-trading days and certain market disruption events
Minimum payment at maturity:	$150 per Buffered Security (15% of the stated principal amount)
Maximum payment at maturity:	At least $1,365 per Buffered Security (136.50% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Buffer amount:	15%
Stated principal amount:	$1,000 per Buffered Security
Issue price:	$1,000 per Buffered Security
Pricing date:	September 24, 2024
Original issue date:	September 27, 2024 (3 business days after the pricing date)
CUSIP / ISIN:	61776RL69 / US61776RL697
Listing:	The Buffered Securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $986.10 per Buffered Security, or within $25.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered Security	$1,000	$	$
Total	$	$	$

(1)The Buffered Securities will be sold only to investors purchasing the Buffered Securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Buffered Securities that it purchases from us to an unaffiliated dealer at a price of $ per Buffered Security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered Security. MS & Co. will not receive a sales commission with respect to the Buffered Securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for participation securities.

(3)See “Use of proceeds and hedging” on page 20.

The Buffered Securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Buffered Securities” and “Additional Information About the Buffered Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Participation Securities dated November 16, 2023      Index Supplement dated November 16, 2023      Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered Securities Based on the Value of Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust due March 27, 2026

Principal at Risk Securities

Investment Summary

Buffered Participation Securities

Principal at Risk Securities

The Buffered Participation Securities Based on the Value of the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust due March 27, 2026 (the “Buffered Securities”) can be used:

￭To gain exposure to the worst performing of two U.S equity underlyings, subject to the maximum payment at maturity

￭To obtain a buffer against a specified level of negative performance in the worst performing underlying shares

If the final share price of either of the underlying shares is less than 85% of its respective initial share price, investors will be negatively exposed to the decline in the worst performing underlying shares beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	1.5 years
Maximum payment at maturity:	At least $1,365 per Buffered Security (136.50% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$150 per Buffered Security (15% of the stated principal amount). Investors may lose up to 85% of the stated principal amount of the Buffered Securities.
Buffer amount:	15%, with 1-to-1 downside exposure to the worst performing underlying shares below the buffer
Coupon:	None
Listing:	The Buffered Securities will not be listed on any securities exchange

The original issue price of each Buffered Security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered Securities, which are borne by you, and, consequently, the estimated value of the Buffered Securities on the pricing date will be less than $1,000. We estimate that the value of each Buffered Security on the pricing date will be approximately $986.10, or within $25.00 of that estimate. Our estimate of the value of the Buffered Securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered Securities on the pricing date, we take into account that the Buffered Securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the Buffered Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered Securities?

In determining the economic terms of the Buffered Securities, including the buffer amount, the minimum payment at maturity and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered Securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered Securities?

The price at which MS & Co. purchases the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered Securities, and, if it once chooses to make a market, may cease doing so at any time.

September 2024 Page 2

Morgan Stanley Finance LLC

Buffered Securities Based on the Value of Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust due March 27, 2026

Principal at Risk Securities

Key Investment Rationale

The Buffered Securities offer the potential for a positive return at maturity based on the worst performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust to the extent that the final share price of each of the underlying shares is greater than its respective initial share price. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the worst performing underlying shares, subject to the maximum payment at maturity. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to 85% of its respective initial share price, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying shares is less than 85% of its respective initial share price, investors will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 85% of the stated principal amount of the Buffered Securities. All payments on the Buffered Securities are subject to our credit risk.

Upside Scenario if Both Underlying Shares Appreciate

Both underlying shares increase in value, and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000 plus a return reflecting 100% of the share percent change of the worst performing underlying shares, subject to the maximum payment at maturity of at least $1,365 per Buffered Security (136.50% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.

Par Scenario

The final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to 85% of its initial share price. At maturity, the Buffered Securities redeem for the stated principal amount of $1,000.

Downside Scenario

The final share price of either of the underlying shares is less than 85% of its respective initial share price.

In this case, the Buffered Securities redeem for less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying shares over the term of the Buffered Securities, plus the buffer amount of 15%. Under these circumstances, the payment at maturity will be less than the stated principal amount per Buffered Security. For example, if the final share price of the worst performing underlying shares is 85% less than its initial share price, the Buffered Securities will be redeemed at maturity for a loss of 70% of principal at $300, or 30% of the stated principal amount. The minimum payment at maturity is $150 per Buffered Security. You could lose up to 85% of your investment

Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond the specified buffer amount will result in a loss, and potentially a significant loss, of your investment, even if the other underlying shares have appreciated or have not declined as much.

September 2024 Page 3

Morgan Stanley Finance LLC

Buffered Securities Based on the Value of Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust due March 27, 2026

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered Securities. The following examples are for illustrative purposes only. The actual initial share price for each of the underlying shares will be determined on the pricing date. Any payment at maturity on the Buffered Securities is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered Security
Hypothetical maximum payment at maturity:	$1,365 per Buffered Security (136.50% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Hypothetical initial share price:	With respect to the QQQ Shares: $250 With respect to the SPY Shares: $400
Minimum payment at maturity:	$150 per Buffered Security (15% of the stated principal amount)
Buffer amount:	15%

EXAMPLE 1: The final share price of each of the underlying shares is significantly greater than its respective initial share price.

Final share price		QQQ Shares: $325
SPY Shares: $560
Share percent change		QQQ Shares: ($325 – $250) / $250 = 30% SPY Shares: ($560 – $400) / $400 = 40%
Payment at maturity	=	$1,000 + ($1,000 × share percent change of the worst performing underlying shares, subject to the maximum payment at maturity)
	=	$1,000 + ($1,000 × 30%)
	=	$1,300

In example 1, the final share prices of both the QQQ Shares and the SPY Shares are greater than their initial share prices. The QQQ Shares have appreciated by 30% while the SPY Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 100% of the appreciation of the worst performing underlying shares, which are the QQQ Shares in this example, subject to the maximum payment at maturity. Investors receive $1,300 per Buffered Security at maturity.

EXAMPLE 2: The final share price of each of the underlying shares is significantly greater than the respective initial share price.

Final share price		QQQ Shares: $462.50
SPY Shares: $760
Share percent change		QQQ Shares: ($462.50 – $250) / $250 = 85% SPY Shares: ($760 – $400) / $400 = 90%
Payment at maturity	=	$1,000 + ($1,000 × share percent change of the worst performing underlying shares, subject to the maximum payment at maturity)
	=	$1,365

In example 2, the final share prices of both the QQQ Shares and the SPY Shares are greater than their initial share prices. The QQQ Shares have appreciated by 85% while the SPY Shares have appreciated by 90%. Therefore, investors receive at maturity the stated principal amount plus 100% of the appreciation of the worst performing underlying shares, which are the QQQ Shares in this example, subject to the maximum payment at maturity. Because the payment at maturity cannot exceed the maximum payment at maturity, investors receive $1,365 per Buffered Security at maturity.

September 2024 Page 4

Morgan Stanley Finance LLC

Buffered Securities Based on the Value of Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust due March 27, 2026

Principal at Risk Securities

EXAMPLE 3: The final share price of one of the underlying shares is greater than its respective initial share price while the final share price of the other underlying shares is less than its respective initial share price but neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 15%.

Final share price		QQQ Shares: $350
		SPY Shares: $380
Share percent change		QQQ Shares: ($350 – $250) / $250 = 40% SPY Shares: ($380 – $400) / $400 = -5%
Payment at maturity	=	$1,000

In example 3, the final share price of the QQQ Shares is greater than its respective initial value, while the final share price of the SPY Shares is less than its respective initial share price. While the QQQ Shares have appreciated by 40%, the SPY Shares have declined by 5%, but neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 15%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered Security at maturity.

EXAMPLE 4: The final share price of one of the underlying shares is greater than its respective initial share price while the final share price of the other underlying shares is less than its 85% of its respective initial share price.

Final share price		QQQ Shares: $275
SPY Shares: $200
Share percent change		QQQ Shares: ($275 – $250) / $250 = 10% SPY Shares: ($200 – $400) / $400 = -50%
Share performance factor		QQQ Shares: $275 / $250 = 110% SPY Shares: $200 / $400 = 50%
Payment at maturity	=	($1,000 × share performance factor of the worst performing underlying shares) + $150
	=	($1,000 × 50%) + $150
	=	$650

In example 4, the final share price of the QQQ Shares is greater than its respective initial share price, while the final share price of the SPY Shares is less than 85% of its respective initial share price. While the QQQ Shares have appreciated by 10%, the SPY Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the SPY Shares, which are the worst performing underlying shares in this example, beyond the buffer amount of 15%, and receive a payment at maturity of $650 per Buffered Security. In this example, investors are exposed to the negative performance of the worst performing underlying shares even though the other underlying shares have appreciated in value by 15%, because the final share price of each of the underlying shares is not greater than or equal to 85% of its respective initial share price.

EXAMPLE 5: The final share price of each of the underlying shares is less than its respective initial share price, but neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 15%.

Final share price		QQQ Shares: $237.50
		SPY Shares: $376
Share percent change		QQQ Shares: ($237.50 – $250) / $250 = -5% SPY Shares: ($376 – $400) / $400 = -6%
Payment at maturity	=	$1,000

In example 5, the final share price of each of the underlying shares is less than its respective initial share price, but neither of the underlying shares has decreased from its initial share price by an amount greater than the buffer amount of 15%. The QQQ Shares have declined by 5% while the SPY Shares have declined by 6%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered Security at maturity.

September 2024 Page 5

Morgan Stanley Finance LLC

Buffered Securities Based on the Value of Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust due March 27, 2026

Principal at Risk Securities

EXAMPLE 6: The final share price of each of the underlying shares is less than 85% of its respective initial share price.

Final share price		QQQ Shares: $75
SPY Shares: $160
Share percent change		QQQ Shares: ($75 – $250) / $250 = -70% SPY Shares: ($160 – $400) / $400 = -60%
Share performance factor		QQQ Shares: $75 / $250 = 30% SPY Shares: $160 / $400 = 40%
Payment at maturity	=	($1,000 × share performance factor of the worst performing underlying shares) + $150
	=	($1,000 × 30%) + $150
	=	$450

In example 6, the final share prices of both the QQQ Shares and the SPY Shares are less than their respective initial share prices by an amount greater than the buffer amount of 15%. The QQQ Shares have declined by 70% while the SPY Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the QQQ Shares, which are the worst performing underlying shares in this example, beyond the buffer amount of 15%, and receive a payment at maturity of $450 per Buffered Security.

Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond the buffer amount of 15% will result in a loss, and potentially a significant loss, of your investment, even if the other underlying shares have appreciated or have not declined as much.

September 2024 Page 6

Morgan Stanley Finance LLC

Buffered Securities Based on the Value of Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust due March 27, 2026

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered Securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for participation securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered Securities.

Risks Relating to an Investment in the Buffered Securities

￭The Buffered Securities do not pay interest and provide a minimum payment at maturity of only 15% of the stated principal amount. The terms of the Buffered Securities differ from those of ordinary debt securities in that the Buffered Securities do not pay interest and provide a minimum payment at maturity of only 15% of the stated principal amount of the Buffered Securities. If the final share price of either of the underlying shares is less than 85% of its respective initial share price, you will receive for each Buffered Securities that you hold a payment at maturity that is less than the stated principal amount of each Buffered Securities by an amount proportionate to the decline in the value of the worst performing underlying shares from its initial share price, plus $150 per Buffered Security. Accordingly, investors may lose up to 85% of the stated principal amount of the Buffered Securities.

￭The appreciation potential of the Buffered Securities is limited by the maximum payment at maturity. The appreciation potential of the Buffered Securities is limited by the maximum payment at maturity of at least $1,365 per Buffered Security, or 136.50% of the stated principal amount. The actual maximum payment at maturity will be determined on the pricing date. Because the payment at maturity will be limited to 136.50% of the stated principal amount for the Buffered Securities, any increase in the final share price of the worst performing underlying shares over its initial share price by more than 36.50% of its initial share price will not further increase the return on the Buffered Securities.

￭The market price of the Buffered Securities will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered Securities in the secondary market, including the value, volatility and dividend yield of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlying shares may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Invesco QQQ TrustSM, Series 1 Overview” and “SPDR® S&P 500® ETF Trust Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered Security if you try to sell your Buffered Securities prior to maturity.

￭The Buffered Securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered Securities. You are dependent on our ability to pay all amounts due on the Buffered Securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered Securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered Securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered Securities is not linked to the values of the underlying shares at any time other than the valuation date. The final share price of each of the underlying shares will be based on the closing price of such underlying shares on the valuation date, subject to adjustment for non-trading days and certain market disruption events.

September 2024 Page 7

Morgan Stanley Finance LLC

Buffered Securities Based on the Value of Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust due March 27, 2026

Principal at Risk Securities

Even if both underlying shares appreciate prior to the valuation date but the value of either of the underlying shares drops by the valuation date to less than 85% of its initial share price, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlying shares prior to such drop. Although the actual values of the underlying shares on the stated maturity date or at other times during the term of the Buffered Securities may be higher than their respective final share prices, the payment at maturity will be based solely on the closing prices on the valuation date.

￭Investing in the Buffered Securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the Buffered Securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the Buffered Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered Securities in the original issue price reduce the economic terms of the Buffered Securities, cause the estimated value of the Buffered Securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered Securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered Securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered Securities than those generated by others, including other dealers in the market, if they attempted to value the Buffered Securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered Securities in the secondary market (if any exists) at any time. The value of your Buffered Securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered Securities will be influenced by many unpredictable factors” above.

￭The Buffered Securities will not be listed on any securities exchange and secondary trading may be limited. The Buffered Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered Securities. MS & Co. may, but is not obligated to, make a market in the Buffered Securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered Securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered

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Principal at Risk Securities

Securities, the price at which you may be able to trade your Buffered Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered Securities, it is likely that there would be no secondary market for the Buffered Securities. Accordingly, you should be willing to hold your Buffered Securities to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered Securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered Securities (and possibly to other instruments linked to the underlying shares and the share underlying indices), including trading in the stocks that constitute the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of either of the underlying shares, and, therefore, could increase the value at or above which such underlying shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the Buffered Securities, including on the valuation date, could adversely affect the value of either of the underlying shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying shares).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered Securities. As calculation agent, MS & Co. will determine the initial share prices and the final share prices, including whether either of the underlying shares have decreased to below 85% of the respective initial share price, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the final share price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered Securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered Securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the Buffered Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Buffered Securities are uncertain, and the IRS or a court might not agree with the tax treatment of a Buffered Security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Buffered Securities, the tax consequences of the ownership and disposition of the Buffered Securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Buffered Securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Principal at Risk Securities

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of both underlying shares. Your return on the Buffered Securities it not linked to a basket consisting of both underlying shares. Rather, it will be based upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying shares. Poor performance by either of the underlying shares over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. If either of the underlying shares declines to below 85% of its respective share price as of the valuation date, you will lose some or a significant portion of your investment, even if the other underlying shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of both underlying shares.

￭Because the Buffered Securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered Securities were linked to just one of the underlying shares. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered Securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With two underlying shares, it is more likely that either of the underlying shares will decline to below 85% of its initial share price as of the valuation date than if the Buffered Securities were linked to only one of the underlying shares. Therefore it is more likely that you will suffer a loss on your investment.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the Buffered Securities. The investment advisor to each of the underlying shares (Invesco Capital Management LLC for the QQQ Shares and State Street Global Advisors for the SPY Shares) (the “Investment Advisors”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisors may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the Buffered Securities. The publisher of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the Buffered Securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

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Principal at Risk Securities

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the Buffered Securities. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the Buffered Securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the valuation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

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Principal at Risk Securities

Invesco QQQ TrustSM, Series 1 Overview

Invesco QQQ TrustSM, Series 1 is an exchange-traded fund managed by Invesco Capital Management LLC, which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Nasdaq-100 Index®. Effective June 4, 2018, the name of the Fund was changed from PowerShares QQQ TrustSM, Series 1 to its current name, and effective on or about June 4, 2018, the name of the sponsor of Invesco QQQ TrustSM, Series 1 was changed to Invesco Capital Management LLC. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by Invesco Capital Management LLC pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-61001 and 811-08947, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Invesco QQQ TrustSM, Series 1 is accurate or complete.

Information as of market close on September 19, 2024:

Bloomberg Ticker Symbol:	QQQ UP
Current Share Price:	$483.36
52 Weeks Ago:	$369.87
52 Week High (on 7/10/2024):	$502.96
52 Week Low (on 10/26/2023):	$343.66

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the QQQ Shares for each quarter from January 1, 2019 through September 19, 2024. The closing price of the QQQ Shares on September 19, 2024 was $483.36. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The QQQ Shares have at times experienced periods of high volatility, and you should not take the historical values of the QQQ Shares as an indication of future performance.

Invesco QQQ TrustSM, Series 1 (CUSIP 46090E103)	High ($)	Low ($)	Period End ($)
2019
First Quarter	182.57	149.82	179.66
Second Quarter	191.11	170.12	186.74
Third Quarter	195.29	180.73	188.81
Fourth Quarter	213.79	184.05	212.61
2020
First Quarter	236.98	169.30	190.40
Second Quarter	248.84	182.31	247.60
Third Quarter	302.76	250.49	277.84
Fourth Quarter	313.74	269.38	313.74
2021
First Quarter	336.45	299.94	319.13
Second Quarter	354.99	316.89	354.43
Third Quarter	382.11	354.57	357.96
Fourth Quarter	403.99	352.62	397.85
2022
First Quarter	401.68	318.17	362.54
Second Quarter	369.30	271.39	280.28
Third Quarter	333.06	267.26	267.26
Fourth Quarter	293.72	260.10	266.28
2023
First Quarter	320.93	261.58	320.93
Second Quarter	370.26	309.99	369.42
Third Quarter	385.74	354.21	358.27
Fourth Quarter	411.50	343.66	409.52
2024
First Quarter	446.38	396.28	444.01
Second Quarter	485.21	414.65	479.11
Third Quarter (through September 19, 2024)	502.96	434.77	483.36

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Principal at Risk Securities

QQQ Shares Daily Closing Prices January 1, 2019 to September 19, 2024

This document relates only to the Buffered Securities offered hereby and does not relate to the QQQ Shares. We have derived all disclosures contained in this document regarding Invesco Capital Management LLC from the publicly available documents described above. In connection with the offering of the Buffered Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Invesco Capital Management LLC. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Invesco Capital Management LLC is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the QQQ Shares (and therefore the price of the QQQ Shares at the time we price the Buffered Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Invesco Capital Management LLC could affect the value received with respect to the Buffered Securities and therefore the value of the Buffered Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the QQQ Shares.

We and/or our affiliates may presently or from time to time engage in business with Invesco Capital Management LLC. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Invesco Capital Management LLC, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the QQQ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered Securities under the securities laws. As a prospective purchaser of the Buffered Securities, you should undertake an independent investigation of Invesco Capital Management LLC as in your judgment is appropriate to make an informed decision with respect to an investment linked to the QQQ Shares.

The Buffered Securities are not sponsored, endorsed, sold, or promoted by Invesco Capital Management LLC. Invesco Capital Management LLC makes no representations or warranties to the owners of the Buffered Securities or any member of the public regarding the advisability of investing in the Buffered Securities. Invesco Capital Management LLC has no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered Securities.

Nasdaq-100 Index®. The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq

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Principal at Risk Securities

(which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

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Principal at Risk Securities

SPDR® S&P 500® ETF Trust Overview

The SPDR® S&P 500® ETF Trust (formerly SPDR Trust, Series 1), or SPY, formed by PDR Services LLC, is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P 500® Index. SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is managed by State Street Global Advisors Trust Company (“SSGA”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P 500® ETF Trust. It is possible that this fund may not full replicate the performance of the S&P 500® Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by SSGA pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-46080 and 811-06125, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPY Shares is accurate or complete.

Information as of market close on September 19, 2024:

Bloomberg Ticker Symbol:	SPY UP
Current Share Price:	$570.98
52 Weeks Ago:	$442.71
52 Week High (on 9/19/2024):	$570.98
52 Week Low (on 10/27/2023):	$410.68

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SPY Shares for each quarter from January 1, 2019 through September 19, 2024. The closing price of the SPY Shares on September 19, 2024 was $570.98. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SPY Shares have at times experienced periods of high volatility, and you should not take the historical values of the SPY Shares as an indication of future performance.

SPDR® S&P 500® ETF Trust (CUSIP 78462F103)	High ($)	Low ($)	Period End ($)
2019
First Quarter	284.73	244.21	282.48
Second Quarter	295.86	274.57	293.00
Third Quarter	302.01	283.82	296.77
Fourth Quarter	322.94	288.06	321.86
2020
First Quarter	338.34	222.95	257.75
Second Quarter	323.20	246.15	308.36
Third Quarter	357.70	310.52	334.89
Fourth Quarter	373.88	326.54	373.88
2021
First Quarter	397.26	368.79	396.33
Second Quarter	428.06	400.61	428.06
Third Quarter	453.19	424.97	429.14
Fourth Quarter	477.48	428.64	474.96
2022
First Quarter	477.71	416.25	451.64
Second Quarter	456.80	365.86	377.25
Third Quarter	429.70	357.18	357.18
Fourth Quarter	407.68	356.56	382.43
2023
First Quarter	416.78	379.38	409.39
Second Quarter	443.28	404.36	443.28
Third Quarter	457.79	425.88	427.48
Fourth Quarter	476.69	410.68	475.31
2024
First Quarter	523.17	467.28	523.07

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Principal at Risk Securities

SPDR® S&P 500® ETF Trust (CUSIP 78462F103)	High ($)	Low ($)	Period End ($)
Second Quarter	548.49	495.16	544.22
Third Quarter (through September 19, 2024)	570.98	517.38	570.98

SPY Shares Daily Closing Prices January 1, 2019 to September 19, 2024

This document relates only to the Buffered Securities offered hereby and does not relate to the SPY Shares. We have derived all disclosures contained in this document regarding SSGA from the publicly available documents described above. In connection with the offering of the Buffered Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SSGA. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SSGA is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SPY Shares (and therefore the price of the SPY Shares at the time we price the Buffered Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SSGA could affect the value received with respect to the Buffered Securities and therefore the value of the Buffered Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SPY Shares.

We and/or our affiliates may presently or from time to time engage in business with SSGA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to SSGA, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered Securities under the securities laws. As a prospective purchaser of the Buffered Securities, you should undertake an independent investigation of SSGA as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SPY Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The Buffered Securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or SSGA. S&P®, S&P® Global Inc. and SSGA make no representations or warranties to the owners of the Buffered Securities or any member of the public regarding the advisability of investing in the Buffered Securities. S&P®, S&P® Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered Securities.

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S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

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Principal at Risk Securities

Additional Terms of the Buffered Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:	With respect to the QQQ Shares, Nasdaq-100 Index® With respect to the SPY Shares, S&P 500® Index
Share underlying index publisher:	With respect to the QQQ Shares, Nasdaq, Inc., or any successor thereof With respect to the SPY Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Interest:	None
Denominations:	$1,000 per Buffered Security and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to either of the underlying shares or if a market disruption event occurs with respect to either of the underlying shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered Securities will be postponed to the second business day following the latest valuation date as postponed with respect to either of the underlying shares.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered Securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered Securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the Buffered Securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered Securities to the trustee for delivery to the depositary, as holder of the Buffered Securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Buffered Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered Security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered Securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Buffered Security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Buffered Securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for participation securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered Securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered Securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Buffered Securities for more than one year, and short-term capital gain or loss otherwise.

Because the Buffered Securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the Buffered Securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Buffered Securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Buffered Securities, including the fact that the Buffered Securities are linked to more than one exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Buffered Securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered Securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for participation securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Buffered Securities. An alternative characterization of the Buffered Securities could materially and adversely affect the tax consequences of ownership and disposition of the Buffered Securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for participation securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as

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Morgan Stanley Finance LLC

Buffered Securities Based on the Value of Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust due March 27, 2026

Principal at Risk Securities

determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered Securities and current market conditions, we expect that the Buffered Securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered Securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered Securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered Securities.

Both U.S. and non-U.S. investors considering an investment in the Buffered Securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for participation securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered Securities.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered Securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered Securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered Securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered Securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered Securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of one or both of the underlying shares on the pricing date, and therefore could increase the price at or above which such underlying shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered Securities, including on the valuation date, by purchasing and selling the stocks constituting the underlying shares, futures or options contracts on the underlying shares or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation

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Morgan Stanley Finance LLC

Buffered Securities Based on the Value of Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust due March 27, 2026

Principal at Risk Securities

date approaches. We cannot give any assurance that our hedging activities will not affect the value of either of the underlying shares, and, therefore, adversely affect the value of the Buffered Securities or the payment you will receive at maturity (depending also on the performance of the other underlying shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered Securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered Securities that it purchases from us to an unaffiliated dealer at a price of $ per Buffered Security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered Security. MS & Co. will not receive a sales commission with respect to the Buffered Securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered Securities. When MS & Co. prices this offering of Buffered Securities, it will determine the economic terms of the Buffered Securities, including the maximum payment at maturity, such that for each Buffered Security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for participation securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for participation securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for participation securities, the index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Participation Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for participation securities, in the index supplement or in the prospectus.

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